EXHIBIT 5.1

May 8, 2006

First Mutual Bancshares, Inc.
400 - 108th Avenue NE
Bellevue, WA 98004

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to First Mutual Bancshares, Inc., a Washington corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 relating to the proposed issuance by the Company of up to 722,392 shares of common stock, $1.00 par value (the "Common Stock"), issuable by the Company under the 2005 Stock Option and Incentive Plan (the "Stock Option Plan"). The shares of common stock issuable under the Stock Option Plan are collectively referred to herein as the "Shares."

We have reviewed, among other things, the Company's Articles of Incorporation and Bylaws, each as amended, the Stock Option Plan and related agreements, records of corporate proceedings and other actions taken or proposed to be taken by the Company in connection with the authorization of the Stock Option Plan and the issuance and sale of the Shares pursuant to awards made under the Stock Plan and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion.

Based upon the foregoing, we are of the opinion that the Stock Option Plan has been duly authorized and, following annual or other authorization by the Board of Directors regarding the number of Shares which may be issued during a particular period, the issuance of the Shares pursuant to the Stock Option Plan will have been duly authorized and, when issued pursuant to awards granted and exercised in accordance with the Stock Option Plan and related agreements, the Shares will be duly and validly issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the State of Washington and the federal laws of the United States.

We hereby authorize and consent to the use of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendments thereto.

Very truly yours,

/s/ FOSTER PEPPER PLLC